EXHIBIT 99.1

KEANE GROUP, INC. EQUITY AND INCENTIVE AWARD PLAN

Keane Group, Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors, adopted the Keane Group, Inc. Equity and Incentive Award Plan (the “Plan”) on January 3, 2017. The Plan became effective upon its approval by the Company’s stockholders on January 3, 2017 (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operations is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.    “Applicable Exchange” shall mean the New York Stock Exchange or other securities exchange or national market system as may at the applicable time be the principal market for the Common Stock.

1.2.    “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Deferred Stock Award, a Stock Payment Award or a Stock Appreciation Right, in each case, which may be awarded or granted under the Plan.

1.3.    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

1.4.    “Award Limit” shall mean the maximum Award amounts set forth in Section 2.3.

1.5.    “Board” shall mean the Board of Directors of the Company.

1.6.    “Cerberus Funds” means, including any successors and permitted assigns, Cerberus International II Master Fund, L.P., Cerberus Institutional Partners, L.P. – Series Four, Cerberus Institutional Partners V, L.P., Cerberus CP Partners, L.P., Cerberus MG Fund, L.P., CIP VI Overseas Feeder, Ltd. and CIP VI Institutional Feeder, L.P.

1.7.    “Change in Control” shall mean the occurrence of any of the following transactions or events occurring on or after the Effective Date:

(a)    the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the greater of (i) 51% or more of either (x) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), and (ii) the percentage of Outstanding Company Voting Securities beneficially owned, individually or in the aggregate, by KIH or the Investor Group; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by KIH or the Investor Group; (2) any acquisition directly from the Company; (3) any acquisition by the Company; (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (5) any acquisition pursuant to a transaction which complies with clauses (i), (ii) (iii) and (iv) of subsection (c) below;

(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date (i) whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board or (ii) who is appointed to serve on the Board by KIH and at the effective time of such appointment KIH is the beneficial owner of 50% or more of the Outstanding Company Shares shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (ii) KIH or the Investment Group continue to beneficially own 35% or more of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity, or (iii) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iv) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date on which the ownership of such person or group is measured were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. For all purposes of this Plan, any calculation of the number of securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding voting securities of which any person is the beneficial owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. For purposes of this definition of “Change in Control, “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act. For purposes of the Plan, the Registration Date shall not be considered a Change in Control.

1.8.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

1.9.    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1, consisting solely of two or more Directors. Solely to the extent required by applicable law or applicable stock exchange rule, each Director serving on the Committee shall be a Non-Employee Director who is intended to qualify as a “non-employee director” as defined by Rule 16b-3 and as an “independent director” as defined under the applicable stock exchange rule. For purposes of any action taken by the Committee with respect to Awards intended to qualify as Performance-Based Compensation following the Section 162(m) Reliance Period, the Committee shall consist solely of Non-Employee Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code, or by a subcommittee of the Committee comprised solely of Non-Employee Directors who qualify as “outside directors” for purposes of Section 162(m) of the Code. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

1.10.    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.11.    “Company” shall mean Keane Group, Inc., a Delaware corporation.

1.12.    “Consultant” shall mean any consultant or adviser of the Company or any of its Subsidiaries if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any of its Subsidiaries; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.13.    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.14.    “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 8.4 of the Plan.

1.15.    “Director” shall mean a member of the Board.

1.16.    “DRO” shall mean any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law).

1.17.    “Effective Date” shall mean January 3, 2017, the date the Plan was approved by the Company’s stockholders.

1.18.    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of its Subsidiaries.

1.19.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20.    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a)    If the Common Stock is listed on an Applicable Exchange, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such Applicable Exchange for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)    If the Common Stock is neither listed on an Applicable Exchange nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

1.21.    “Fiscal Year” shall mean the fiscal year of the Company.

1.22.    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

1.23.    “Investor Group” shall mean any of (a) the Cerberus Funds taken as a group and their respective affiliates (other than any of their respective portfolio companies) and any investment fund that is directly or indirectly managed or advised by the manager or advisor of any member of the Cerberus Funds or any of their affiliates (other than any of their respective portfolio companies), or the successors of any such investment fund, (b) Trican Well Service, L.P. and its affiliates, and (c) the Keane Parties taken as a group and their respective affiliates.

1.24.    “Keane Parties” shall mean SJK Family Limited Partnership, LP, KCK Family Limited Partnership, LP, Tim Keane, Brian Keane, Shawn Keane, Jacquelyn Keane, Cindy Keane and Kevin Keane.

1.25.    “KIH” shall mean Keane Investor Holdings LLC.

1.26.    “Non-Employee Director” shall mean a Director who is not an Employee.

1.27.    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.28.    “Option” shall mean a stock option granted under Article IV of the Plan.

1.29.    “Participant” shall mean an Employee, Non-Employee Director or Consultant who has been granted an Award.

1.30.    “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.31.    “Performance-Based Compensation” shall mean any Award that is intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code following the Section 162(m) Reliance Period.

1.32.    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing a Performance Goal or Performance Goals for a Performance Period. The Performance Criteria for any Award intended to qualify as Performance-Based Compensation following the Section 162(m) Reliance Period shall be determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expenses, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) market share, (xviii) market capitalization, (xix) net debt, (xx) achieved incident rate, and (xxi) lost time incident rate, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b)    The Committee in its discretion may, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or a material portion of a business; or (viii) items related to discontinued operations of a business under United States generally accepted accounting principles (“GAAP”). With regard to an Award that is intended to qualify as Performance-Based Compensation following the Section 162(m) Reliance Period, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

1.33.    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

1.34.    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured.

1.35.    “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

1.36.    “Plan” shall mean the Keane Group, Inc. Equity and Incentive Award Plan, as amended from time to time.

1.37.    “Registration Date” shall mean the first date (a) on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

1.38.    “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.39.    “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Section 8.5.

1.40.    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.41.    “Section 162(m) Reliance Period” shall mean the period beginning with the Registration Date and ending as of the earlier of: (a) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; or (b) the expiration of the “Section 162(m) Reliance Period” under Treasury Regulation Section 1.162-27(f)(2).

1.42.    “Section 409A Covered Award” shall mean an Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code.

1.43.    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.44.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.45.    “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to an Employee, Consultant or Non-Employee Director in cash, awarded under Article VIII of the Plan.

1.46.    “Subsidiary” shall mean with respect to any Person, any entity (other than such Person), whether domestic or foreign, in an unbroken chain of entities beginning with such Person if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.47.    “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.48.    “Ten Percent Stockholder” shall mean an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary Corporation or any parent corporation (as defined under Section 424(e) of the Code).

1.49.    “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.50.    “Termination of Consultancy” shall mean the time when the engagement of a Participant as a Consultant to the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any of its Subsidiaries or service as a Non-Employee Director. For purposes of the Plan, the engagement of a Participant as a Consultant to a Subsidiary of the Company shall be deemed to be terminated in the event that the Subsidiary engaging such Participant ceases to remain a Subsidiary of the Company for any reason.

1.51.    “Termination of Directorship” shall mean the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service as a Consultant with the Company or any of its Subsidiaries.

1.52.    “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding a termination where there is a simultaneous (a) reemployment or continuing employment of the Participant by the Company or any of its Subsidiaries, (b) establishment of a consulting relationship by the Company or any of its Subsidiaries with the Participant, or (c) commencement of service by the Participant as a Non-Employee Director. For purposes of the Plan, a Participant’s employment relationship shall be deemed to be terminated in the event that the Subsidiary of the Company employing such Participant ceases to remain a Subsidiary of the Company for any reason.

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.    Shares Subject to Plan.

(a)    Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to 7,734,601 shares (the “Authorized Shares”).

(b)    In the event of any termination, expiration, lapse or forfeiture of an Award, any shares of Common Stock subject to such Award shall, to the extent of such termination, expiration, lapse or forfeiture, again be available for future grants of Awards under the Plan. Any shares repurchased by the Company under Section 7.5 at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards.

2.2.    Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market, or any combination of the foregoing.

2.3.    Limitation on Number of Shares Subject to Awards. The maximum aggregate number of shares of Common Stock subject to all Awards granted to any one Employee or Consultant in any calendar year, as adjusted pursuant to Section 11.3, is 1,500,000. The maximum aggregate number of shares of Common Stock subject to all Awards granted to any one Non-Employee Director in any calendar year, as adjusted pursuant to Section 11.3, is 75,000. The maximum amount of any Performance Award granted to a Participant pursuant to Section 8.2(b) that is payable solely in cash is $5,000,000 in any calendar year. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1.    Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2.    Provisions Applicable to Performance-Based Compensation. To the extent necessary for Awards intended to qualify as Performance-Based Compensation following the Section 162(m) Reliance Period, the Committee shall establish the Performance Criteria and the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain as determined by the Committee in its sole discretion and that is permitted under Section 162(m) of the Code. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee under an Award of Performance-Based Compensation, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

3.3.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.    At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or any of its Subsidiaries, or as a Director, or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company and any of its Subsidiaries.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,

CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1.    Eligibility. An Option may be granted to any Employee, Consultant or Non-Employee Director selected by the Committee subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

4.2.    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or a Subsidiary Corporation.

4.3.    Granting of Options.

(a)    The Committee shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:

(i)    Determine the number of shares to be subject to such Options granted to the selected Employees, Consultants or Non-Employee Directors;

(ii)    Subject to Section 4.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)    Determine the terms and conditions of such Options, consistent with the Plan.

(b)    Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE V.

TERMS OF OPTIONS

5.1.    Option Price. The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Committee; provided, however, that:

(a)    In the case of Incentive Stock Options, such price shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(b)    In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

5.2.    Option Term. The term of an Option granted to an Employee, Consultant or Non-Employee Director shall be set by the Committee in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to a Ten Percent Stockholder. Except as limited by requirements of Section 409A or Section 422 of the Code, the Committee may extend the term of any outstanding Option in connection with any Termination of the Participant, but in no event to more than ten (10) years from the date the Option was granted, or amend any other term or condition of such Option relating to such a Termination.

5.3.    Option Vesting.

(a)    The period during which a Participant has the right to exercise an Option, in whole or in part, shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option granted to an individual subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Option was granted. At any time after grant of an Option, the Committee may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)    No portion of an Option granted to an Employee, Consultant or Non-Employee Director which is unexercisable at Termination shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

(c)    To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined as of the time of grant) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation (as defined under Section 424(e) of the Code) exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other Incentive Stock Options into account in the order in which they were granted. In addition, if a Participant does not remain in service with the Company or any Subsidiary Corporation at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Non-Qualified Stock Option.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.    Partial Exercise. An exercisable Option may be exercised in whole or in part during the Option term. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other individual or entity designated by the Committee, or his, her or its office, as applicable:

(a)    A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Committee. The notice shall be signed by the Participant or other Person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Committee, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 11.1 by any Person or Persons other than the Participant, appropriate proof of the right of such Person or Persons to exercise the Option; and

(d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Committee shall, in its discretion, determine to be necessary or advisable;

(d)    The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee may be in the form of consideration used by the Participant to pay for such shares under Section 6.2(d).

6.4.    Ownership and Transfer Restrictions. The Committee, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Participant shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

6.5.    Additional Limitations on Exercise of Options. Participants may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1.    Eligibility. Restricted Stock may be awarded to any Employee, Consultant or Non-Employee Director who the Committee determines should receive such an Award in accordance with the terms and conditions of the Plan.

7.2.    Award of Restricted Stock.

(a)    The Committee may from time to time, in its discretion, determine the purchase price, if any, the form of payment for Restricted Stock and other terms and conditions applicable to such Restricted Stock, consistent with the Plan; provided, however, that any such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

(b)    Upon the selection of an Employee, Consultant or Non-Employee Director to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate, unless the Committee elects to use another system, such as book entries, as evidencing ownership of Restricted Stock.

7.3.    Rights as Stockholders. Subject to Section 7.4, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to vote such shares and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, unless otherwise determined by the Committee at the time of grant, any distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.    Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of the Award Agreement, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless otherwise determined by the Committee, if no consideration was paid by the Participant upon issuance, a Participant’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination.

7.5.    Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Participant the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination at a cash price per share equal to the price paid by the Participant for such Restricted Stock; provided, however, that the Committee in its discretion may provide that such rights shall not lapse in the event of a Termination following a Change in Control or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

7.6.    Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.7.    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1.    Eligibility. One or more Performance Awards, Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Employee, Consultant or Non-Employee Director whom the Committee determines should receive such an Award.

8.2.    Performance Awards.

(a)    Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

(b)    Without limiting Section 8.2(a), the Committee may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

8.3.    Stock Payments. Any Employee, Consultant or Non-Employee Director selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.4.    Deferred Stock. Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Committee determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or the achievement of the applicable Performance Goals or other specific performance goals set by the Committee. Unless otherwise provided by the Committee, a Participant of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.5.    Restricted Stock Units. Any Employee, Consultant or Non-Employee Director selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The Committee is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Committee at grant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Committee determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates and may be determined at the election of the Employee, Consultant or Non-Employee Director, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed, or, in the discretion of the Committee, an amount in cash equal to the Fair Market Value of such share of Common Stock on the distribution date, or a combination of both.

8.6.    Term. The term of a Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Committee in its discretion.

8.7.    Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment Award or shares distributed pursuant to a Restricted Stock Unit Award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.8.    Exercise upon Termination. A Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award is exercisable or distributable only prior to a Participant’s Termination; provided, however, that the Committee in its discretion may provide that the Performance Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award may be exercised or distributed subsequent to a Termination following a “change of control or ownership” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Committee in its discretion may provide that Performance Awards may be exercised or paid following a Termination following a Change in Control, or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

8.9.    Form of Payment. Payment of the amount determined under Section 8.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee at grant. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.    Eligibility. A Stock Appreciation Right may be granted to any Employee, Consultant or Non-Employee Director selected by the Committee subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

9.2.    Grant of Stock Appreciation Rights.

(a)    A Stock Appreciation Right shall have a term set by the Committee in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. A Stock Appreciation Right shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Stock Appreciation Right granted to an individual subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Stock Appreciation Right was granted. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Committee; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. A Stock Appreciation Right is exercisable only prior to the Participant’s Termination; provided, that the Committee may provide that Stock Appreciation Rights may be exercised following a Termination or following a Change in Control, or because of the Participant’s retirement, death or disability or termination without cause, or otherwise.

(b)    A Stock Appreciation Right shall entitle the Participant (or other Person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

9.3.    Payment and Limitations on Exercise.

(a)    Payment of the amounts determined under Section 9.2(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Committee at grant. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b)    Participants of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

ARTICLE X.

ADMINISTRATION

10.1.    Committee. The members of the Committee shall be appointed by, and shall serve on the Committee at the pleasure of, the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 10.5 and to amend any Award Agreement provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the discretion of the Committee. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

10.3.    Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.    Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons as it may deem desirable for the administration of the Plan. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.    Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards, however, may not be delegated to: (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act, (b) individuals who are Covered Employees, and (c) individuals who are officers of the Company who are delegated authority by the Committee hereunder to grant Awards to himself or herself. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.    Transferability of Awards.

(a)    Except as otherwise provided in Section 11.1(b):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)    During the lifetime of the Participant, only the Participant may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.1(a), the Committee, in its discretion, may determine to permit a Participant to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Participant (other than the ability to further transfer the Non-Qualified Stock Option); (iii) any transfer of a Non-Qualified Stock Option to a Permitted Transferee shall be without consideration; and (iv) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals (or the Participant) control the management of assets, and any other entity in which these individuals (or the Participant) own more than 50% of the voting interests, or any other transferee specifically approved by the Committee after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2.    Amendment, Suspension or Termination of the Plan and Awards. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, retroactively or otherwise. However, neither the Board or the Committee may not take any action under this Section 11.2 without stockholder approval that, except as otherwise provided in the Plan, would require stockholder approval in accordance with applicable law or applicable stock exchange rule. The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, however, except as otherwise provided in the Plan, no such amendment shall, without the consent of the Participant, alter or impair any rights of the Participant under such Award without the consent of the Participant unless the Award itself otherwise expressly so provides. Except as otherwise provided in the Plan or required by law, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after January 3, 2027, but Awards granted prior to such date may extend beyond that date.

11.3.    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    Subject to Section 11.3(d), in the event of any dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Committee shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit);

(ii)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; or

(iii)    The grant or exercise price with respect to any Award.

(b)    Subject to Section 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any of its Subsidiaries, or the financial statements of the Company or any of its Subsidiaries, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)    To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested, or for the cancellation of such Award if no amount could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide for the replacement of such Award with other rights or property selected by the Committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(iii)    To provide that the Award cannot vest, be exercised or become payable after such event;

(iv)    To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi)    To make adjustments in the number and type of shares of Common Stock subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii)    To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c)    Subject to Sections 11.3(d) and 3.2, the Committee may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation following the Section 162(m) Reliance Period, no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Code Section 162(m)(4)(C). No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(e)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.3(a) and 11.3(b):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)    The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 11.3(f) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

For purposes of this Section 11.3(f), “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a material change in the per share value of the Common Stock underlying outstanding Awards.

11.4.    Approval of Performance Criteria by Stockholders. If the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should be eligible to qualify as Performance-Based Compensation following the end of the Section 162(m) Reliance Period, the Performance Criteria must be disclosed to and approved by the Company’s stockholders following the Registration Date by no later than the end of the Section 162(m) Reliance Period, or if such Award is granted prior to such approval, the Award shall be granted subject to the approval of the material terms of the Award by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code.

11.5.    Tax Withholding. The Company or any of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.    Prohibition on Repricing. Subject to Section 11.3, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.2, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7.    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(a)    (i) Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or (z) the Participant incurs a Termination for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Participant); and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.8.    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in the Plan shall be construed to limit the right of the Company or any of its Subsidiaries: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any of its Subsidiaries, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9.    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.11.    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.12.    Section 409A. To the extent an Award is a Section 409A Covered Award, the Award is intended to comply with Section 409A of the Code and, to the extent applicable, the Plan and Award Agreements shall be limited, construed and interpreted in accordance with Section 409A of the Code. Neither the Company, any of its Subsidiaries, KIH, nor any member of the Investor Group shall be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 11.12. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)    A Termination shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a Participant’s Termination unless such Termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 11.12 (a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)    Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)    If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

(d)    With respect to any settlement or payment made on a Change in Control pursuant to a Section 409A Covered Award, a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and outstanding Award Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (x) exempt an Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (y) comply with the requirements of Section 409A of the Code.

11.13.    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

11.14.    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants or any other Persons uniformly.

11.15.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any of its Subsidiaries.

11.16.    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Subsidiaries except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.17.    Expenses. The expenses of administering the Plan shall be borne by the Company.

11.18.    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.